STATEMENT PURSUANT TO ss. 10-602
                                       of
                      Series A Convertible Preferred Stock
                                  No Par Value
                                       of
                          INTERNATIONAL FIBERCOM, INC.
                             an Arizona Corporation

         INTERNATIONAL FIBERCOM, INC., a corporation organized and existing under the laws of the State of Arizona does hereby submit this Statement Pursuant to ss. 10-602 as follows:

         1. Name: The name of the Corporation is:

                          INTERNATIONAL FIBERCOM, INC.

         2. The text of the resolution determining the terms of the class or series of shares:

         Attached hereto as Exhibit A and by this reference incorporated herein.

         3. Date of adoption:

         The Resolution was adopted by all of the Directors of the Corporation effective May 23, 1996.

         4. Statement of Due Adoption:

         The Resolution has been duly adopted by the Corporation's Board of Directors and has not been amended, modified, rescinded or superseded and remains in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed, delivered and filed as of this 26 day of June, 1996.


                                             /s/ Joseph P. Kealy
                                           ------------------------------------
                                           Joseph P. Kealy - President

                                             /s/ Terry W. Beiriger
                                           ------------------------------------
                                           Terry W. Beiriger - Secretary